UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor
Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01: Regulation FD Disclosure.

As previously announced, members of Hyatt Hotels Corporation’s (“Hyatt”) senior management team will host the company’s first Investor Meeting on Friday, March 14, 2014, at 8:00 a.m. CT in New York City. Interested parties can access a simultaneous webcast of the presentation at www.hyatt.com in the Investor Relations section of the website, or by dialing (617) 399-5124, passcode #36968775. For those unable to listen to the live broadcast, a replay will be available from 3:00 p.m. CT on March 14, 2014 through March 21, 2014 at midnight by dialing (617) 801-6888, passcode #52434271. Additionally, an archive of such webcast will be available on Hyatt’s website for approximately 90 days following the meeting. A copy of the press release issued on March 14, 2014 is attached as Exhibit 99.1 and incorporated herein by reference and the slides that will be used in the presentation at the Investor Meeting are attached as Exhibit 99.2 and incorporated herein by reference.

The information in this Current Report on Form 8-K being furnished pursuant to Items 7.01 and 9.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01: Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Hyatt Hotels Corporation Press Release dated March 14, 2014

99.2	March 14, 2014 – Investor Meeting Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: March 14, 2014	By:	/s/ Gebhard F. Rainer
Gebhard F. Rainer
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Hyatt Hotels Corporation Press Release dated March 14, 2014

99.2	March 14, 2014 – Investor Meeting Slides